Exhibit 99.1

Werner Enterprises Reports Second Quarter 2024 Results

Second Quarter 2024 Highlights (all metrics compared to second quarter 2023)

•Total revenues of $760.8 million, down 6%
•Operating income of $19.6 million, down 58%; non-GAAP adjusted operating income of $21.3 million, down 58%
•Operating margin of 2.6%, down 320 basis points; non-GAAP adjusted operating margin of 2.8%, down 350 basis points
•Diluted EPS of $0.15, down 68%; non-GAAP adjusted diluted EPS of $0.17, down 67%

OMAHA, Neb., July 30, 2024 -- Werner Enterprises, Inc. (Nasdaq: WERN), a premier transportation and logistics provider, today reported results for the second quarter ended June 30, 2024.

“While industry-wide headwinds remain, second quarter earnings improved sequentially, and we made progress on controlling the controllables. One-Way Truckload production increased for the fifth consecutive quarter. Mexico and cross-border related business is growing double-digits. Dedicated revenue per truck was up, and Logistics segment returned to positive operating income,” said Derek Leathers, Chairman and CEO. “We continue to make structural changes to reduce operating cost and advance our technology strategy, and we opportunistically repurchased 1.6 million shares during the quarter. We are positioning Werner for strength when the market turns and remain focused on creating long-term value for our shareholders.”

Total revenues for the quarter were $760.8 million, a decrease of $50.3 million compared to the prior year quarter, due to a $33.1 million, or 6%, decrease in Truckload Transportation Services (“TTS”) revenues and a decline in Logistics revenues of $15.6 million, or 7%. A portion of the TTS revenue decline was due to $6.7 million lower fuel surcharge revenues. Net of trucking fuel surcharge revenues, consolidated total revenues decreased $43.6 million, or 6%, during the quarter.

Operating income of $19.6 million decreased $27.6 million, or 58%, while operating margin of 2.6% decreased 320 basis points. On a non-GAAP basis, adjusted operating income of $21.3 million decreased $29.8 million, or 58%. Adjusted operating margin of 2.8% declined 350 basis points from 6.3% for the same quarter last year.

TTS operating income decreased $24.2 million, and TTS adjusted operating income decreased $24.6 million. Logistics had operating income of $0.5 million, a decrease of $3.8 million, and Logistics had adjusted operating income of $1.7 million, a decrease of $3.8 million. Corporate and Other (including driving schools) operating loss improved $0.4 million, which included a net $1.8 million gain on the sale of two parcels of real estate in second quarter 2024.

Net interest expense of $7.3 million increased $1.0 million primarily due to higher interest rates for variable-rate debt and the impact of replacing lower-cost debt and interest rate swaps with higher-cost debt and interest rate swaps upon maturity. These increases were partially offset by a decrease in

Werner Enterprises, Inc. - Release of July 30, 2024

average debt outstanding. The effective income tax rate during the quarter decreased to 24.2%, compared to 25.2% in second quarter 2023 due to differences in discrete income tax items.

Net income attributable to Werner of $9.5 million decreased 68%. On a non-GAAP basis, adjusted net income attributable to Werner of $10.7 million decreased 68%. Diluted EPS of $0.15 decreased 68%. On a non-GAAP basis, adjusted diluted EPS of $0.17 decreased 67%.

Key Consolidated Financial Metrics

	Three Months Ended June 30,			Six Months Ended June 30,
(In thousands, except per share amounts)	2024	2023	Y/Y Change	2024	2023	Y/Y Change
Total revenues	$760,798	$811,096	(6)%	$1,529,878	$1,643,810	(7)%
Truckload Transportation Services revenues	$537,069	$570,192	(6)%	$1,088,195	$1,158,522	(6)%
Werner Logistics revenues	$208,912	$224,549	(7)%	$411,394	$453,218	(9)%
Operating income	$19,611	$47,198	(58)%	$35,199	$100,584	(65)%
Operating margin	2.6%	5.8%	(320) bps	2.3%	6.1%	(380) bps
Net income attributable to Werner	$9,465	$29,881	(68)%	$15,777	$65,105	(76)%
Diluted earnings per share	$0.15	$0.47	(68)%	$0.25	$1.02	(76)%
Adjusted operating income (1)	$21,269	$51,103	(58)%	$39,860	$108,648	(63)%
Adjusted operating margin (1)	2.8%	6.3%	(350) bps	2.6%	6.6%	(400) bps
Adjusted net income attributable to Werner (1)	$10,716	$33,221	(68)%	$19,339	$71,465	(73)%
Adjusted diluted earnings per share (1)	$0.17	$0.52	(67)%	$0.31	$1.12	(73)%
(1) See attached Reconciliation of Non-GAAP Financial Measures - Consolidated.

Truckload Transportation Services (TTS) Segment

•Revenues of $537.1 million decreased $33.1 million; trucking revenues, net of fuel surcharge, decreased 6% year over year
•Operating income of $21.0 million decreased $24.2 million; non-GAAP adjusted operating income of $23.3 million decreased $24.6 million due largely to lower gains on the sale of property and equipment (down 89%), lower fleet size in Dedicated (down 7.1%) and lower One-Way revenue per total mile, net of fuel surcharge (down 2.7%). While One-Way fleet size is smaller (down 11.2%), this is offset by higher One-Way average total miles per truck per week (up 10.8%) and One-Way average revenues per truck per week, net of fuel surcharge (up 7.8%)
•Operating margin of 3.9% decreased 400 basis points from 7.9%; non-GAAP adjusted operating margin, net of fuel surcharge, of 5.0% decreased 470 basis points from 9.7%
•Average segment trucks in service totaled 7,630, a decrease of 721 trucks year over year, or 9%
•Dedicated unit trucks at quarter end totaled 4,825, or 65% of the total TTS segment fleet, compared to 5,260 trucks, or 63%, a year ago
•Average revenues per truck per week, net of fuel surcharge, increased 3.0% for TTS and increased 0.4% for Dedicated

During second quarter 2024, Dedicated experienced net reduction in average trucks, down 7.1% year over year and down 4.8% sequentially. Dedicated average revenues per truck per week, net of fuel surcharge, increased 0.4% year over year. Despite a highly competitive environment and isolated fleet losses, pipeline opportunities remain healthy, and client retention is over 90%. One-Way Truckload volume during second quarter 2024 was steady and seasonally consistent, but ongoing excess capacity in the freight market continues to reflect ongoing rate pressure. One-Way revenues per total mile was down 2.7%, although a lesser degree of year-over-year decline compared to prior quarters. One-Way fleet size was smaller year over year (down 11.2%), offset with the fifth consecutive quarter of higher total miles per truck per week (up 10.8%). As a result, One-Way Truckload miles were down only 1.6%.

Werner Enterprises, Inc. - Release of July 30, 2024

Key Truckload Transportation Services Segment Financial Metrics

	Three Months Ended June 30,			Six Months Ended June 30,
(In thousands)	2024	2023	Y/Y Change	2024	2023	Y/Y Change
Trucking revenues, net of fuel surcharge	$458,140	$486,626	(6)%	$928,019	$979,868	(5)%
Trucking fuel surcharge revenues	69,966	76,677	(9)%	142,949	164,978	(13)%
Non-trucking and other revenues	8,963	6,889	30%	17,227	13,676	26%
Total revenues	$537,069	$570,192	(6)%	$1,088,195	$1,158,522	(6)%
Operating income	$20,998	$45,159	(54)%	$41,838	$96,145	(56)%
Operating margin	3.9%	7.9%	(400) bps	3.8%	8.3%	(450) bps
Operating ratio	96.1%	92.1%	400 bps	96.2%	91.7%	450 bps
Adjusted operating income (1)	$23,338	$47,915	(51)%	$46,032	$101,640	(55)%
Adjusted operating margin (1)	4.3%	8.4%	(410) bps	4.2%	8.8%	(460) bps
Adjusted operating margin, net of fuel surcharge (1)	5.0%	9.7%	(470) bps	4.9%	10.2%	(530) bps
Adjusted operating ratio (1)	95.7%	91.6%	410 bps	95.8%	91.2%	460 bps
Adjusted operating ratio, net of fuel surcharge (1)	95.0%	90.3%	470 bps	95.1%	89.8%	530 bps
(1) See attached Reconciliation of Non-GAAP Financial Measures - Truckload Transportation Services (TTS) Segment.

Werner Logistics Segment

•Revenues of $208.9 million decreased $15.6 million, or 7%
•Operating income of $0.5 million decreased $3.8 million; non-GAAP adjusted operating income of $1.7 million decreased $3.8 million
•Operating margin of 0.3% decreased 160 basis points from 1.9%; non-GAAP adjusted operating margin of 0.8% decreased 160 basis points from 2.4%

Truckload Logistics revenues (75% of Logistics revenues) decreased $17.3 million, or 10%, driven by a decline in revenue per shipment and a decrease in shipments. Brokerage volumes decreased year over year while Power Only volume was up over 30%, marking the sixth consecutive sequential quarter of Power Only volume growth.

Intermodal revenues (13% of Logistics revenues) increased $4.1 million, or 17%, due to an increase in shipments, partially offset by lower revenue per shipment year over year.

Final Mile revenues (12% of Logistics revenues) decreased $2.5 million, or 9%.

Logistics operating income and adjusted operating income decreased $3.8 million year over year in second quarter 2024 but improved $2.9 million sequentially. We are focused on revenue quality and managing yield, evidenced by achieving a consistent 15% margin for four consecutive quarters of revenues less purchased transportation expense, and achieving operating expense reductions, including an 11% year-over-year decrease in salaries, wages and benefits.

Werner Enterprises, Inc. - Release of July 30, 2024

Key Werner Logistics Segment Financial Metrics

	Three Months Ended June 30,			Six Months Ended June 30,
(In thousands)	2024	2023	Y/Y Change	2024	2023	Y/Y Change
Total revenues	$208,912	$224,549	(7)%	$411,394	$453,218	(9)%
Operating expenses:
Purchased transportation expense	177,066	185,397	(4)%	349,553	373,895	(7)%
Other operating expenses	31,296	34,797	(10)%	63,620	70,031	(9)%
Total operating expenses	208,362	220,194	(5)%	413,173	443,926	(7)%
Operating income (loss)	$550	$4,355	(87)%	$(1,779)	$9,292	(119)%
Operating margin	0.3%	1.9%	(160) bps	(0.4%)	2.1%	(250) bps
Adjusted operating income (1)	$1,698	$5,504	(69)%	$518	$11,861	(96)%
Adjusted operating margin (1)	0.8%	2.4%	(160) bps	0.1%	2.6%	(250) bps
(1) See attached Reconciliation of Non-GAAP Financial Measures - Werner Logistics Segment.

Cash Flow and Capital Allocation

Cash flow from operations in second quarter 2024 was $109.1 million compared to $114.9 million in second quarter 2023, a decrease of 5%.

Net capital expenditures in second quarter 2024 were $99.2 million compared to $151.4 million in second quarter 2023, a decrease of 35%. We continue to prioritize business reinvestment in safe and modern equipment, including trucks and trailers, as well as in technology, our terminal network and our talent. The average ages of our truck and trailer fleets were 2.1 years and 4.9 years, respectively, as of June 30, 2024. Maintaining an industry-leading low-age, modern fleet improves our driver experience and results in more effective equipment maintenance, safety and fuel efficiency.

Gains on sales of property and equipment in second quarter 2024 were $2.7 million, or $0.03 per share, compared to $11.9 million, or $0.14 per share, in second quarter 2023. Year over year, we sold 24% fewer trucks and 132% more trailers and realized lower average gains per truck and trailer. In second quarter 2024, we also sold two parcels of real estate for a net $1.8 million gain, which is adjusted out of income for purposes of the non-GAAP measures. Gains on sales of property and equipment are reflected as a reduction of Other Operating Expenses in our income statement.

During the quarter, we repurchased 1.6 million shares of common stock for a total cost of $60.0 million, excluding excise taxes, or an average price of $37.04 per share. As of June 30, 2024, we had 3.9 million shares remaining under our new share repurchase authorization approved by the Board of Directors in May 2024.

As of June 30, 2024, we had $70 million of cash and cash equivalents and nearly $1.5 billion of stockholders’ equity. Total debt outstanding was $670 million at June 30, 2024. After considering letters of credit issued, we had available liquidity consisting of cash and cash equivalents and available borrowing capacity as of June 30, 2024 of $470 million.

Werner Enterprises, Inc. - Release of July 30, 2024

2024 Guidance Metrics and Assumptions

The following table summarizes our updated 2024 guidance assumptions:

	Prior (as of 4/30/24)	Actual (as of 6/30/24)	New (as of 7/30/24)
TTS truck count from BoY to EoY	(6)% to (3)% (annual)	(7)% (YTD24)	(6)% to (3)% (annual)
Net capital expenditures	$250M to $300M (annual)	$118M (YTD24)	$225M to $275M (annual)
TTS Guidance
Dedicated RPTPW* growth	0% to 3% (annual)	0.8% (1H24 vs. 1H23)	0% to 3% (annual)
One-Way Truckload RPTM* growth	(6)% to (3)% (1H24 vs. 1H23)	(4.0)% (1H24 vs. 1H23)	(3)% to 0% (3Q24 vs. 3Q23)
* Net of fuel surcharge revenues
Assumptions

•Effective income tax rate of 24.2% in 2Q24 compared to 25.2% in 2Q23. Expect annual effective tax rate in the range of 24.5% to 25.5%.
•Average truck age of 2.1 years and average trailer age of 4.9 years as of 6/30/24. Expect average truck and trailer ages of 2.0 years and 5.0 years, respectively, as of 12/31/24.

Werner Enterprises, Inc. - Release of July 30, 2024

Call Information

Werner Enterprises, Inc. will conduct a conference call to discuss second quarter 2024 earnings today beginning at 4:00 p.m. CT. The news release, live webcast of the earnings conference call, and accompanying slide presentation will be available at werner.com in the “Investors” section under “News & Events” and then “Events Calendar.” To participate in the conference call, please dial (844) 701-1165 (domestic) or (412) 317-5498 (international). Please mention to the operator that you are dialing in for the Werner Enterprises call.

A replay of the conference call will be available on July 30, 2024 at approximately 6:00 p.m. CT through August 31, 2024 by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) and using the access code 5388433. A replay of the webcast will also be available at werner.com in the “Investors” section under “News & Events” and then “Events Calendar.”

About Werner Enterprises

Werner Enterprises, Inc. (Nasdaq: WERN) delivers superior truckload transportation and logistics services to customers across the United States, Mexico and Canada. With 2023 revenues of $3.3 billion, an industry-leading modern truck and trailer fleet, over 13,000 talented associates and our innovative Werner EDGE® technology, we are an essential solutions provider for customers who value the integrity of their supply chain and require safe and exceptional on-time service. Werner® provides Dedicated and One-Way Truckload services as well as Logistics services that include truckload brokerage, freight management, intermodal and final mile. As an industry leader, Werner is deeply committed to promoting sustainability and supporting diversity, equity and inclusion.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on information presently available to the Company’s management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in the Company’s latest available Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q.

For those reasons, undue reliance should not be placed on any forward-looking statement. The Company assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by filing reports with the U.S. Securities and Exchange Commission (“SEC”), through the issuance of press releases or by other methods of public disclosure.

Contact:
Christopher D. Wikoff
Executive Vice President, Treasurer
and Chief Financial Officer
(402) 894-3700

Source: Werner Enterprises, Inc.

Werner Enterprises, Inc. - Release of July 30, 2024

Consolidated Financial Information

INCOME STATEMENT
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,				Six Months Ended June 30,
	2024		2023		2024		2023
	$	%	$	%	$	%	$	%
Operating revenues	$760,798	100.0	$811,096	100.0	$1,529,878	100.0	$1,643,810	100.0
Operating expenses:
Salaries, wages and benefits	259,754	34.1	266,373	32.9	525,157	34.3	534,688	32.5
Fuel	71,998	9.5	77,740	9.6	149,620	9.8	169,154	10.3
Supplies and maintenance	61,988	8.1	64,964	8.0	123,763	8.1	133,189	8.1
Taxes and licenses	25,494	3.3	25,408	3.1	50,658	3.3	50,833	3.1
Insurance and claims	31,897	4.2	36,806	4.5	68,259	4.4	73,291	4.4
Depreciation and amortization	72,672	9.6	74,898	9.2	146,942	9.6	149,211	9.1
Rent and purchased transportation	210,417	27.7	217,086	26.8	414,342	27.1	437,310	26.6
Communications and utilities	4,127	0.5	4,669	0.6	8,833	0.6	9,402	0.6
Other	2,840	0.4	(4,046)	(0.5)	7,105	0.5	(13,852)	(0.8)
Total operating expenses	741,187	97.4	763,898	94.2	1,494,679	97.7	1,543,226	93.9
Operating income	19,611	2.6	47,198	5.8	35,199	2.3	100,584	6.1
Other expense (income):
Interest expense	9,043	1.2	8,139	1.0	16,991	1.1	16,055	1.0
Interest income	(1,786)	(0.2)	(1,899)	(0.2)	(3,471)	(0.2)	(3,451)	(0.2)
Loss (gain) on investments in equity securities, net	52	—	(79)	—	190	—	2	—
Loss from equity method investment	141	—	844	0.1	274	—	844	—
Other	30	—	86	—	(231)	—	93	—
Total other expense, net	7,480	1.0	7,091	0.9	13,753	0.9	13,543	0.8
Income before income taxes	12,131	1.6	40,107	4.9	21,446	1.4	87,041	5.3
Income tax expense	2,931	0.4	10,087	1.2	5,998	0.4	21,487	1.3
Net income	9,200	1.2	30,020	3.7	15,448	1.0	65,554	4.0
Net loss (income) attributable to noncontrolling interest	265	—	(139)	—	329	—	(449)	—
Net income attributable to Werner	$9,465	1.2	$29,881	3.7	$15,777	1.0	$65,105	4.0
Diluted shares outstanding	62,860		63,687		63,291		63,689
Diluted earnings per share	$0.15		$0.47		$0.25		$1.02

Werner Enterprises, Inc. - Release of July 30, 2024

CONDENSED BALANCE SHEET
(In thousands, except share amounts)

	June 30, 2024	December 31, 2023
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$70,448	$61,723
Accounts receivable, trade, less allowance of $8,022 and $9,337, respectively	409,986	444,944
Other receivables	28,092	25,479
Inventories and supplies	16,286	18,077
Prepaid taxes, licenses and permits	7,895	16,505
Other current assets	44,959	67,900
Total current assets	577,666	634,628
Property and equipment	2,952,295	2,951,654
Less – accumulated depreciation	992,128	978,698
Property and equipment, net	1,960,167	1,972,956
Goodwill	129,104	129,104
Intangible assets, net	81,442	86,477
Other non-current assets (1)	345,191	334,771
Total assets	$3,093,570	$3,157,936

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$142,161	$135,990
Current portion of long-term debt	10,000	2,500
Insurance and claims accruals	85,224	81,794
Accrued payroll	52,453	50,549
Accrued expenses	22,506	30,282
Other current liabilities	30,115	29,470
Total current liabilities	342,459	330,585
Long-term debt, net of current portion	660,000	646,250
Other long-term liabilities	62,355	54,275
Insurance and claims accruals, net of current portion (1)	227,115	239,700
Deferred income taxes	308,136	320,180
Total liabilities	1,600,065	1,590,990
Temporary equity - redeemable noncontrolling interest	38,278	38,607
Stockholders’ equity:
Common stock, $.01 par value, 200,000,000 shares authorized; 80,533,536 shares issued; 61,807,803 and 63,444,681 shares outstanding, respectively	805	805
Paid-in capital	134,769	134,894
Retained earnings	1,951,631	1,953,385
Accumulated other comprehensive loss	(14,405)	(9,684)
Treasury stock, at cost; 18,725,733 and 17,088,855 shares, respectively	(617,573)	(551,061)
Total stockholders’ equity	1,455,227	1,528,339
Total liabilities, temporary equity and stockholders’ equity	$3,093,570	$3,157,936
(1) Under the terms of our insurance policies, we are the primary obligor of the damage award in a previously disclosed adverse jury verdict, and as such, we have recorded a $79.2 million receivable from our third-party insurance providers in other non-current assets and a corresponding liability of the same amount in the long-term portion of insurance and claims accruals in the unaudited condensed balance sheets as of June 30, 2024 and December 31, 2023.

Werner Enterprises, Inc. - Release of July 30, 2024

SUPPLEMENTAL INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Capital expenditures, net	$99,161	$151,448	$118,196	$254,191
Cash flow from operations	$109,072	$114,943	$197,657	$281,790
Return on assets (annualized)	1.2%	3.9%	1.0%	4.2%
Return on equity (annualized)	2.4%	7.9%	2.0%	8.7%

Segment Financial and Operating Statistics Information

SEGMENT INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues
Truckload Transportation Services	$537,069	$570,192	$1,088,195	$1,158,522
Werner Logistics	208,912	224,549	411,394	453,218
Other (1)	17,467	19,376	36,420	39,877
Corporate	613	501	1,203	976
Subtotal	764,061	814,618	1,537,212	1,652,593
Inter-segment eliminations (2)	(3,263)	(3,522)	(7,334)	(8,783)
Total	$760,798	$811,096	$1,529,878	$1,643,810
Operating Income (Loss)
Truckload Transportation Services	$20,998	$45,159	$41,838	$96,145
Werner Logistics	550	4,355	(1,779)	9,292
Other (1)	(966)	(86)	(1,175)	463
Corporate	(971)	(2,230)	(3,685)	(5,316)
Total	$19,611	$47,198	$35,199	$100,584

(1) Other includes our driver training schools, transportation-related activities such as third-party equipment maintenance and equipment leasing, and other business activities.
(2) Inter-segment eliminations represent transactions between reporting segments that are eliminated in consolidation.

Werner Enterprises, Inc. - Release of July 30, 2024

OPERATING STATISTICS BY SEGMENT
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	% Chg	2024	2023	% Chg
Truckload Transportation Services segment
Average trucks in service	7,630	8,351	(8.6)%	7,783	8,456	(8.0)%
Average revenues per truck per week (1)	$4,619	$4,483	3.0%	$4,586	$4,457	2.9%
Total trucks (at quarter end)
Company	7,180	8,000	(10.3)%	7,180	8,000	(10.3)%
Independent contractor	280	285	(1.8)%	280	285	(1.8)%
Total trucks	7,460	8,285	(10.0)%	7,460	8,285	(10.0)%
Total trailers (at quarter end)	26,965	27,110	(0.5)%	26,965	27,110	(0.5)%
One-Way Truckload
Trucking revenues, net of fuel surcharge (in 000’s)	$169,283	$176,824	(4.3)%	$338,120	$359,954	(6.1)%
Average trucks in service	2,730	3,075	(11.2)%	2,758	3,133	(12.0)%
Total trucks (at quarter end)	2,635	3,025	(12.9)%	2,635	3,025	(12.9)%
Average percentage of empty miles	14.70%	14.01%	4.9%	14.80%	14.05%	5.3%
Average revenues per truck per week (1)	$4,770	$4,423	7.8%	$4,716	$4,419	6.7%
Average % change YOY in revenues per total mile (1)	(2.7)%	(5.2)%		(4.0)%	(4.2)%
Average % change YOY in total miles per truck per week	10.8%	0.1%		11.1%	(1.3)%
Average completed trip length in miles (loaded)	589	604	(2.5)%	590	612	(3.6)%
Dedicated
Trucking revenues, net of fuel surcharge (in 000’s)	$288,857	$309,802	(6.8)%	$589,899	$619,914	(4.8)%
Average trucks in service	4,901	5,276	(7.1)%	5,025	5,323	(5.6)%
Total trucks (at quarter end)	4,825	5,260	(8.3)%	4,825	5,260	(8.3)%
Average revenues per truck per week (1)	$4,534	$4,517	0.4%	$4,516	$4,479	0.8%
Werner Logistics segment
Average trucks in service	22	33	(33.3)%	24	36	(33.3)%
Total trucks (at quarter end)	21	32	(34.4)%	21	32	(34.4)%
Total trailers (at quarter end)	3,350	2,885	16.1%	3,350	2,885	16.1%
(1) Net of fuel surcharge revenues

Non-GAAP Financial Measures and Reconciliations

To supplement our financial results presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we provide certain non-GAAP financial measures as defined by the SEC Regulation G, including non-GAAP adjusted operating income; non-GAAP adjusted operating margin; non-GAAP adjusted operating margin, net of fuel surcharge; non-GAAP adjusted net income attributable to Werner; non-GAAP adjusted diluted earnings per share; non-GAAP adjusted operating revenues, net of fuel surcharge; non-GAAP adjusted operating revenues, less purchased transportation expense; non-GAAP adjusted operating expenses; non-GAAP adjusted operating expenses, net of fuel surcharge; non-GAAP adjusted operating ratio; and non-GAAP adjusted operating ratio, net of fuel surcharge. We believe these non-GAAP financial measures provide a more useful comparison of our performance from period to period because they exclude the effect of items that, in our opinion, do not reflect our core operating performance. Our non-GAAP financial measures are not meant to be considered in isolation or as substitutes for their comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated

Werner Enterprises, Inc. - Release of July 30, 2024

by our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

The following tables present reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure as required by SEC Regulation G. In addition, information regarding each of the excluded items as well as our reasons for excluding them from our non-GAAP results is provided below.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – CONSOLIDATED
(unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,				Six Months Ended June 30,
	2024		2023		2024		2023
Non-GAAP Adjusted Operating Income and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating income and operating margin – (GAAP)	$19,611	2.6%	$47,198	5.8%	$35,199	2.3%	$100,584	6.1%
Non-GAAP adjustments:
Insurance and claims (2)	971	0.1%	1,387	0.2%	1,456	0.1%	2,774	0.2%
Amortization of intangible assets (3)	2,517	0.3%	2,518	0.3%	5,035	0.3%	5,290	0.3%
Gain on sale of real estate (4)	(1,830)	(0.2)%	—	—%	(1,830)	(0.1)%	—	—%
Non-GAAP adjusted operating income and non-GAAP adjusted operating margin	$21,269	2.8%	$51,103	6.3%	$39,860	2.6%	$108,648	6.6%

	Three Months Ended June 30,				Six Months Ended June 30,
	2024		2023		2024		2023
Non-GAAP Adjusted Net Income Attributable to Werner and Non-GAAP Adjusted Diluted EPS (1)	$	Diluted EPS	$	Diluted EPS	$	Diluted EPS	$	Diluted EPS
Net income attributable to Werner and diluted EPS – (GAAP)	$9,465	$0.15	$29,881	$0.47	$15,777	$0.25	$65,105	$1.02
Non-GAAP adjustments:
Insurance and claims (2)	971	0.02	1,387	0.02	1,456	0.02	2,774	0.04
Amortization of intangible assets, net of amount attributable to noncontrolling interest (3)	2,345	0.04	2,346	0.04	4,691	0.08	4,946	0.08
Gain on sale of real estate (4)	(1,830)	(0.03)	—	—	(1,830)	(0.03)	—	—
Loss (gain) on investments in equity securities, net (5)	52	—	(79)	—	190	—	2	—
Loss from equity method investment (6)	141	—	844	0.01	274	0.01	844	0.01
Income tax effect of above adjustments (7)	(428)	(0.01)	(1,158)	(0.02)	(1,219)	(0.02)	(2,206)	(0.03)
Non-GAAP adjusted net income attributable to Werner and non-GAAP adjusted diluted EPS	$10,716	$0.17	$33,221	$0.52	$19,339	$0.31	$71,465	$1.12

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Non-GAAP Adjusted Operating Revenues, Net of Fuel Surcharge (1)	$	$	$	$
Operating revenues – (GAAP)	$760,798	$811,096	$1,529,878	$1,643,810
Non-GAAP adjustment:
Trucking fuel surcharge (8)	(69,966)	(76,677)	(142,949)	(164,978)
Non-GAAP Operating revenues, net of fuel surcharge	$690,832	$734,419	$1,386,929	$1,478,832

Werner Enterprises, Inc. - Release of July 30, 2024

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – TRUCKLOAD TRANSPORTATION SERVICES (TTS) SEGMENT
(unaudited)
(In thousands)

	Three Months Ended June 30,				Six Months Ended June 30,
	2024		2023		2024		2023
Non-GAAP Adjusted Operating Income and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating income and operating margin – (GAAP)	$20,998	3.9%	$45,159	7.9%	$41,838	3.8%	$96,145	8.3%
Non-GAAP adjustments:
Insurance and claims (2)	971	0.2%	1,387	0.3%	1,456	0.1%	2,774	0.3%
Amortization of intangible assets (3)	1,369	0.2%	1,369	0.2%	2,738	0.3%	2,721	0.2%
Non-GAAP adjusted operating income and non-GAAP adjusted operating margin	$23,338	4.3%	$47,915	8.4%	$46,032	4.2%	$101,640	8.8%

	Three Months Ended June 30,				Six Months Ended June 30,
	2024		2023		2024		2023
Non-GAAP Adjusted Operating Expenses and Non-GAAP Adjusted Operating Ratio (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating expenses and operating ratio – (GAAP)	$516,071	96.1%	$525,033	92.1%	$1,046,357	96.2%	$1,062,377	91.7%
Non-GAAP adjustments:
Insurance and claims (2)	(971)	(0.2)%	(1,387)	(0.3)%	(1,456)	(0.1)%	(2,774)	(0.3)%
Amortization of intangible assets (3)	(1,369)	(0.2)%	(1,369)	(0.2)%	(2,738)	(0.3)%	(2,721)	(0.2)%
Non-GAAP adjusted operating expenses and non-GAAP adjusted operating ratio	$513,731	95.7%	$522,277	91.6%	$1,042,163	95.8%	$1,056,882	91.2%

	Three Months Ended June 30,		Six Months Ended June 30,
Non-GAAP Adjusted Operating Revenues, Net of Fuel Surcharge; Non-GAAP Adjusted Operating Expenses, Net of Fuel Surcharge; Non-GAAP Adjusted Operating Margin, Net of Fuel Surcharge; and Non-GAAP Adjusted Operating Ratio, Net of Fuel Surcharge (1)	2024	2023	2024	2023
	$	$	$	$
Operating revenues – (GAAP)	$537,069	$570,192	$1,088,195	$1,158,522
Less: Trucking fuel surcharge (8)	(69,966)	(76,677)	(142,949)	(164,978)
Operating revenues, net of fuel surcharge – (Non-GAAP)	467,103	493,515	945,246	993,544
Operating expenses – (GAAP)	516,071	525,033	1,046,357	1,062,377
Non-GAAP adjustments:
Trucking fuel surcharge (8)	(69,966)	(76,677)	(142,949)	(164,978)
Insurance and claims (2)	(971)	(1,387)	(1,456)	(2,774)
Amortization of intangible assets (3)	(1,369)	(1,369)	(2,738)	(2,721)
Non-GAAP adjusted operating expenses, net of fuel surcharge	443,765	445,600	899,214	891,904
Non-GAAP adjusted operating income	$23,338	$47,915	$46,032	$101,640
Non-GAAP adjusted operating margin, net of fuel surcharge	5.0%	9.7%	4.9%	10.2%
Non-GAAP adjusted operating ratio, net of fuel surcharge	95.0%	90.3%	95.1%	89.8%

Werner Enterprises, Inc. - Release of July 30, 2024

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – WERNER LOGISTICS SEGMENT
(unaudited)
(In thousands)

	Three Months Ended June 30,				Six Months Ended June 30,
	2024		2023		2024		2023
Non-GAAP Adjusted Operating Revenues, Less Purchased Transportation Expense (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating revenues – (GAAP)	$208,912	100.0%	$224,549	100.0%	$411,394	100.0%	$453,218	100.0%
Non-GAAP adjustment:
Purchased transportation expense (9)	(177,066)	(84.8)%	(185,397)	(82.6)%	(349,553)	(85.0)%	(373,895)	(82.5)%
Non-GAAP adjusted operating revenues, less purchased transportation expense	$31,846	15.2%	$39,152	17.4%	$61,841	15.0%	$79,323	17.5%

	Three Months Ended June 30,				Six Months Ended June 30,
	2024		2023		2024		2023
Non-GAAP Adjusted Operating Income (Loss) and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating income (loss) and operating margin – (GAAP)	$550	0.3%	$4,355	1.9%	$(1,779)	(0.4)%	$9,292	2.1%
Non-GAAP adjustments:
Amortization of intangible assets (3)	1,148	0.5%	1,149	0.5%	2,297	0.5%	2,569	0.5%
Non-GAAP adjusted operating income and non-GAAP adjusted operating margin	$1,698	0.8%	$5,504	2.4%	$518	0.1%	$11,861	2.6%

(1) Non-GAAP adjusted operating income; non-GAAP adjusted operating margin; non-GAAP adjusted operating margin, net of fuel surcharge; non-GAAP adjusted net income attributable to Werner; non-GAAP adjusted diluted earnings per share; non-GAAP adjusted operating revenues, net of fuel surcharge; non-GAAP adjusted operating revenues, less purchased transportation expense; non-GAAP adjusted operating expenses; non-GAAP adjusted operating expenses, net of fuel surcharge; non-GAAP adjusted operating ratio; and non-GAAP adjusted operating ratio, net of fuel surcharge should be considered in addition to, rather than as substitutes for, GAAP operating income; GAAP operating margin; GAAP net income attributable to Werner; GAAP diluted earnings per share; GAAP operating revenues; GAAP operating expenses; and GAAP operating ratio, which are their most directly comparable GAAP financial measures.

(2) We accrued pre-tax insurance and claims expense for interest related to a previously disclosed excess adverse jury verdict rendered on May 17, 2018 in a lawsuit arising from a December 2014 accident. The Company is appealing this verdict. Additional information about the accident was included in our Current Report on Form 8-K dated May 17, 2018. Under our insurance policies in effect on the date of this accident, our maximum liability for this accident is $10.0 million (plus pre-judgment and post-judgment interest) with premium-based insurance coverage that exceeds the jury verdict amount. We continue to accrue pre-tax insurance and claims expense for interest at $0.5 million per month until such time as the outcome of our appeal is finalized, excluding months where the plaintiffs requested an extension of time to respond to our petition for review. Management believes excluding the effect of this item provides a more useful comparison of our performance from period to period. This item is included in our Truckload Transportation Services segment in our Segment Information table.

(3) Amortization expense related to intangible assets acquired in our business acquisitions is excluded because management does not believe it is indicative of our core operating performance. This item is included in our Truckload Transportation Services and Werner Logistics segments.

(4) During second quarter 2024, we sold two parcels of real estate which resulted in a $1.8 million net pre-tax gain on sale. Management believes excluding the effect of these unusual and infrequent items provides a more useful comparison of our performance from period to period. These items are included in our Corporate segment.

(5) Represents non-operating mark-to-market adjustments for gains/losses on our minority equity investments, which we account for under Accounting Standards Codification (“ASC”) 321, Investments – Equity Securities. Management believes excluding the effect of gains/losses on our investments in equity securities provides a more useful comparison of our performance from period to period. We record changes in the value of our investments in equity securities in other expense (income) in our Income Statement.

(6) Represents earnings/losses from our equity method investment, which we account for under ASC 323, Investments - Equity Method and Joint Ventures. Management believes excluding the effect of earnings/losses from our equity method investment provides a more useful comparison of our performance from period to period. We record earnings/losses from our equity method investment in other expense (income) in our Income Statement.

(7) The income tax effect of the non-GAAP adjustments is calculated using the incremental income tax rate excluding discrete items, and the income tax effect for 2023 has been updated to reflect the annual incremental income tax rate.

(8) Fluctuating fuel prices and fuel surcharge revenues impact the total company operating ratio and the TTS segment operating ratio when fuel surcharges are reported on a gross basis as revenues versus netting the fuel surcharges against fuel expenses. Management believes netting fuel surcharge revenues, which are generally a more volatile source of revenue, against fuel expenses provides a more consistent basis for comparing the results of operations from period to period.

(9) Management believes excluding purchased transportation expense from Werner Logistics operating revenues provides a useful measurement of our ability to source and sell services provided by third parties.